Forum Energy Technologies Announces
Fourth Quarter and Full Year 2016 Results
HOUSTON, TEXAS, February 9, 2017 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2016 revenue of $147 million, an increase of $9 million, or 6%, from the third quarter 2016. Net loss for the quarter was $13 million, or $0.14 per diluted share, compared to a net loss of $18 million, or $0.20 per diluted share, for the third quarter 2016. Excluding $3 million or $0.02 per share of special items, the adjusted net loss was $0.16 per diluted share in the fourth quarter of 2016. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
New inbound orders in the quarter were $183 million, a 26% increase from the third quarter 2016, resulting in a book to bill ratio of 124%.
Forum’s total revenue for the full year 2016 was $588 million, a decrease of $486 million, or 45%, from 2015. Net loss was $82 million, or $0.90 per diluted share. Excluding $0.14 per share of special items, adjusted net loss was $0.76 per diluted share for the full year 2016. Forum generated cash flow from operating activities of $64 million and free cash flow of $58 million for the full year 2016.
Segment Results
Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors. The segment revenue was $55 million, an 8% increase from the third quarter 2016, due to a 27% improvement in sales of drilling consumable products and capital equipment led by the increase in the U.S. land rig count, partially offset by lower demand for subsea equipment. New inbound orders in the fourth quarter were $65 million, a 39% increase from the third quarter 2016, resulting in a book to bill ratio of 118%.
Completions segment revenue was $35 million, a 5% increase sequentially, as customer spending improved on downhole completion products and pressure pumping consumable equipment. New inbound orders in the fourth quarter were $38 million, an 18% increase from the third quarter 2016, resulting in a book to bill ratio of 109%. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets primarily in North America.

The Production & Infrastructure segment manufactures well site production equipment, desalination refinery equipment, and a wide range of valves for upstream, midstream and downstream oil and gas customers. Production & Infrastructure segment revenue was $57 million, a 6% increase from the third quarter 2016, primarily due to improved sales of our production equipment and midstream valves in the U.S. New inbound orders in the fourth quarter were $79 million, a 21% increase from the third quarter 2016, primarily due to increased orders for well site production equipment, resulting in a book to bill ratio of 138%.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "We are beginning to see the impact of increased U.S. land activity on our business, and this was the driver of the improved revenue and orders we saw in the fourth quarter. Forum’s fourth quarter 2016 revenue saw growth in each product line except for Subsea and was the first sequential increase in revenue since the severe downturn began in the third quarter 2014. The 26% sequential increase in orders from the third quarter 2016 was driven by increased U.S. land demand, including for some longer lead time items that will be delivered over the course of 2017. We are ramping up our manufacturing volumes and incurring the upfront costs necessary to respond to the recovery.
"Our financial condition remains strong. Once again, our free cash flow significantly exceeded our net income in 2016, including strong free cash flow performance in the fourth quarter. With the proceeds from our equity offering, we ended the year with $234 million of cash on hand and nothing drawn on our bank credit facility. We are well positioned to actively pursue targeted acquisitions, such as the one we closed last month."
Recent Events
During the first quarter of 2017, Forum acquired the assets of Cooper Valves and a 100% ownership interest in Innovative Valve Components. Cooper Valves manufactures Accuseal® metal seated ball valves engineered to meet Class VI shut off standards for use in severe service applications, as well as a full line of cast and forged gate, globe, and check valves. Innovative Valve Components, in partnership with Cooper Valves, commercialized critical service valves and components for the power generation industry.
Forum received net proceeds of $85 million from the sale of 4,025,000 shares of Common Stock on December 8, 2016.
Forum received several awards, totaling $16 million, from one large independent operator for well site production equipment to support completion activity in five separate shale basins.

Conference Call Information

Forum's conference call is scheduled for Friday, February 10, 2017 at 9:00 AM CST. During the call, the Company intends to discuss fourth quarter 2016 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 50034686. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 50034686.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com
Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2016	2015	2016
Revenue	$147.1	$196.1	$138.3
Total operating expenses	172.5	262.1	164.9
Earnings from equity investment	0.6	2.5	0.4
Goodwill and intangible asset impairment	—	125.1	—
Operating loss	(24.8)	(188.6)	(26.2)
Other expense (income)
Interest expense	6.7	7.3	6.8
Deferred loan costs written off	0.4	—	—
Gain on foreign exchange and other, net	(6.7)	(3.9)	(3.2)
Loss before income taxes	(25.2)	(192.0)	(29.8)
Benefit for income tax expense	(12.7)	(28.4)	(11.8)
Net loss	(12.5)	(163.6)	(18.0)
Less: Net income (loss) attributable to noncontrolling interest	—	—	—
Net loss attributable to common stockholders (1)	$(12.5)	$(163.6)	$(18.0)

Weighted average shares outstanding
Basic	91.9	90.2	90.9
Diluted	91.9	90.2	90.9

Loss per share
Basic	$(0.14)	$(1.81)	$(0.20)
Diluted	$(0.14)	$(1.81)	$(0.20)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Twelve months ended
	December 31,
(in millions, except per share information)	2016	2015
Revenue	$587.6	$1,073.7
Total operating expenses	718.4	1,077.1
Earnings from equity investment	1.8	14.8
Goodwill and intangible asset impairment	—	125.1
Operating loss	(129.0)	(113.7)
Other expense (income)
Interest expense	27.4	29.9
Deferred loan costs written off	3.0	—
Gain on foreign exchange and other, net	(21.3)	(9.3)
Loss before income taxes	(138.1)	(134.3)
Benefit for income tax expense	(56.1)	(14.9)
Net loss	(82.0)	(119.4)
Less: Net income (loss) attributable to noncontrolling interest	—	—
Net loss attributable to common stockholders (1)	$(82.0)	$(119.4)

Weighted average shares outstanding
Basic	91.2	89.9
Diluted	91.2	89.9

Loss per share
Basic	$(0.90)	$(1.33)
Diluted	$(0.90)	$(1.33)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$234.4	$109.2
Accounts receivable—trade, net	105.3	138.6
Inventories, net	338.6	424.1
Other current assets	72.3	45.9
Total current assets	750.6	717.8
Property and equipment, net of accumulated depreciation	152.2	186.7
Goodwill and other intangibles, net	869.2	915.7
Investment in unconsolidated subsidiary	59.1	57.7
Other long-term assets	6.9	8.1
Total assets	$1,838.0	$1,886.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$0.1	$0.3
Other current liabilities	141.7	151.2
Total current liabilities	141.8	151.5
Long-term debt, net of current portion	396.7	396.0
Other long-term liabilities	63.7	81.1
Total liabilities	602.2	628.6
Total stockholders’ equity	1,235.2	1,257.0
Noncontrolling interest in subsidiary	0.6	0.4
Total equity	1,235.8	1,257.4
Total liabilities and equity	$1,838.0	$1,886.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Twelve months ended December 31,
(in millions of dollars)	2016	2015
Cash flows from operating activities
Net loss	$(82.0)	$(119.4)
Depreciation and amortization	61.8	65.7
Goodwill and intangible asset impairment	—	125.1
Other, primarily changes in working capital	84.5	84.5
Net cash provided by operating activities	$64.3	$155.9
Cash flows from investing activities
Capital expenditures for property and equipment, net of proceeds from sale of property and equipment	$(6.6)	$(30.5)
Acquisition of businesses, net of cash acquired	(4.1)	(60.8)
Net cash used in investing activities	$(10.7)	$(91.3)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$—	$95.0
Repayment of long-term debt	—	(120.8)
Proceeds from stock issuance	87.7	5.3
Repurchase of common stock	(0.6)	(6.4)
Other	(0.9)	—
Net cash provided by (used in) financing activities	$86.2	$(26.9)
Effect of exchange rate changes on cash	(14.6)	(5.0)
Net increase in cash and cash equivalents	$125.2	$32.7

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (6)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2016	December 31, 2015	September 30, 2016	December 31, 2016	December 31, 2015	September 30, 2016
Revenue
Drilling & Subsea	$55.0	$83.1	$50.8	$55.0	$83.1	$50.8
Completions	35.0	44.8	33.6	35.0	44.8	33.6
Production & Infrastructure	57.4	68.6	54.0	57.4	68.6	54.0
Eliminations	(0.3)	(0.4)	(0.1)	(0.3)	(0.4)	(0.1)
Total revenue	$147.1	$196.1	$138.3	$147.1	$196.1	$138.3

Operating income (loss)
Drilling & Subsea	$(11.9)	$(28.7)	$(11.3)	$(9.5)	$(3.8)	$(10.4)
Operating income margin %	(21.6)%	(34.5)%	(22.2)%	(17.3)%	(4.6)%	(20.5)%
Completions (1)	(5.4)	(25.7)	(5.2)	(4.8)	(3.1)	(5.0)
Operating income margin %	(15.4)%	(57.4)%	(15.5)%	(13.7)%	(6.9)%	(14.9)%
Production & Infrastructure	0.2	(1.3)	(0.7)	0.3	4.7	(0.1)
Operating income margin %	0.3%	(1.9)%	(1.3)%	0.5%	6.9%	(0.2)%
Corporate	(7.0)	(6.7)	(6.4)	(6.7)	(5.7)	(6.4)
Total Segment operating loss	(24.1)	(62.4)	(23.6)	(20.7)	(7.9)	(21.9)
Other items not in segment operating income (loss) (2)	(0.7)	(126.2)	(2.6)	(0.1)	0.1	(0.1)
Total operating loss	$(24.8)	$(188.6)	$(26.2)	$(20.8)	$(7.8)	$(22.0)
Operating income margin %	(16.9)%	(96.2)%	(18.9)%	(14.1)%	(4.0)%	(15.9)%

EBITDA (3) (4)
Drilling & Subsea	$2.0	$(142.0)	$(1.1)	$(2.5)	$4.4	$(3.1)
EBITDA Margin %	3.6%	(170.9)%	(2.2)%	(4.5)%	5.3%	(6.1)%
Completions	0.4	(19.0)	(1.2)	1.2	3.3	1.2
EBITDA Margin %	1.1%	(42.4)%	(3.6)%	3.4%	7.4%	3.6%
Production & Infrastructure	1.9	(0.7)	1.0	2.0	6.5	1.5
EBITDA Margin %	3.3%	(1.0)%	1.9%	3.5%	9.5%	2.8%
Corporate	(7.5)	(6.6)	(6.2)	(6.5)	(5.4)	(6.2)
Other items (5)	(0.3)	—	(0.3)	—	—	—
Total EBITDA	$(3.5)	$(168.3)	$(7.8)	$(5.8)	$8.8	$(6.6)
EBITDA Margin %	(2.4)%	(85.8)%	(5.6)%	(3.9)%	4.5%	(4.8)%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses.
(6) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (6)
	Twelve months ended		Twelve months ended
(in millions of dollars)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue
Drilling & Subsea	$227.9	$487.4	$227.9	$487.4
Completions	127.4	267.2	127.4	267.2
Production & Infrastructure	233.7	320.4	233.7	320.4
Eliminations	(1.4)	(1.3)	(1.4)	(1.3)
Total revenue	$587.6	$1,073.7	$587.6	$1,073.7

Operating income (loss)
Drilling & Subsea	$(53.6)	$6.8	$(41.1)	$39.1
Operating income margin %	(23.5)%	1.4%	(18.0)%	8.0%
Completions (1)	(45.1)	11.2	(23.9)	36.3
Operating income margin %	(35.4)%	4.2%	(18.8)%	13.6%
Production & Infrastructure	0.7	22.7	4.6	27.8
Operating income margin %	0.3%	7.1%	2.0%	8.7%
Corporate	(27.5)	(28.1)	(26.7)	(26.8)
Total Segment operating income (loss)	(125.5)	12.6	(87.1)	76.4
Other items not in segment operating income (loss) (2)	(3.5)	(126.3)	0.1	0.3
Total operating income (loss)	$(129.0)	$(113.7)	$(87.0)	$76.7
Operating income margin %	(22.0)%	(10.6)%	(14.8)%	7.1%

EBITDA (3) (4)
Drilling & Subsea	$(0.5)	$(75.1)	$(10.8)	$72.9
EBITDA Margin %	(0.2)%	(15.4)%	(4.7)%	15.0%
Completions	(23.0)	36.4	0.7	60.9
EBITDA Margin %	(18.1)%	13.6%	0.5%	22.8%
Production & Infrastructure	5.5	27.8	11.2	35.2
EBITDA Margin %	2.4%	8.7%	4.8%	11.0%
Corporate	(30.1)	(27.4)	(26.0)	(26.1)
Other items (5)	(0.8)	(0.4)	—	—
Total EBITDA	$(48.9)	$(38.7)	$(24.9)	$142.9
EBITDA Margin %	(8.3)%	(3.6)%	(4.2)%	13.3%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses and loss on sale of business.
(6) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	December 31, 2016			December 31, 2015			September 30, 2016
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(24.8)	$(3.5)	$(12.5)	$(188.6)	$(168.3)	$(163.6)	$(26.2)	$(7.8)	$(18.0)
% of revenue	(16.9)%	(2.4)%		(96.2)%	(85.8)%		(18.9)%	(5.6)%
Restructuring charges	1.6	1.6	1.6	12.6	12.6	12.6	3.9	3.9	3.9
Transaction expenses	0.3	0.3	0.3	—	—	—	0.3	0.3	0.3
Inventory and other working capital reserve	2.1	2.1	2.1	43.1	43.1	43.1	—	—	—
Goodwill and intangible asset impairment	—	—	—	125.1	125.1	125.1	—	—	—
Deferred loan costs written off	—	0.4	0.4	—	—	—	—	—	—
Gain on foreign exchange, net (2)	—	(6.7)	(6.7)	—	(3.7)	(3.7)	—	(3.0)	(3.0)
Income tax benefit of adjustments	—	—	(0.2)	—	—	(24.4)	—	—	(0.9)
As adjusted (1)	$(20.8)	$(5.8)	$(15.0)	$(7.8)	$8.8	$(10.9)	$(22.0)	$(6.6)	$(17.7)
% of revenue	(14.1)%	(3.9)%		4.0%	4.5%		(15.9)%	(4.8)%

Diluted EPS -as reported			$(0.14)			$(1.81)			$(0.20)
Diluted EPS - as adjusted			$(0.16)			$(0.12)			$(0.19)

Table 2 - Adjusting items
	Twelve months ended
	December 31, 2016			December 31, 2015
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(129.0)	$(48.9)	$(82.0)	$(113.7)	$(38.7)	$(119.4)
% of revenue	(22.0)%	(8.3)%		(10.6)%	(3.6)%
Restructuring charges	12.5	12.5	12.5	21.8	21.8	21.8
Transaction expenses	0.9	0.9	0.9	0.4	0.4	0.4
Inventory and other working capital reserve	28.6	28.6	28.6	43.1	43.1	43.1
Goodwill and intangible asset impairment	—	—	—	125.1	125.1	125.1
Deferred loan costs written off	—	3.0	3.0	—	—	—
Gain on foreign exchange, net (2)	—	(21.0)	(21.0)	—	(8.8)	(8.8)
Income tax benefit of adjustments	—	—	(11.4)	—	—	(25.1)
As adjusted (1)	$(87.0)	$(24.9)	$(69.4)	$76.7	$142.9	$37.1
% of revenue	(14.8)%	(4.2)%		7.1%	13.3%

Diluted EPS - as reported			$(0.90)			$(1.33)
Diluted EPS - as adjusted			$(0.76)			$0.40
(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2016	December 31, 2015	September 30, 2016
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(12.5)	$(163.6)	$(18.0)
Interest expense	6.7	7.3	6.8
Depreciation and amortization	15.0	16.4	15.2
Income tax benefit	(12.7)	(28.4)	(11.8)
EBITDA	$(3.5)	$(168.3)	$(7.8)

Table 4 - Adjusting Items
	Twelve months ended
(in millions of dollars)	December 31, 2016	December 31, 2015
EBITDA reconciliation (1)
Net loss attributable to common stockholders	$(82.0)	$(119.4)
Interest expense	27.4	29.9
Depreciation and amortization	61.8	65.7
Income tax benefit	(56.1)	(14.9)
EBITDA	$(48.9)	$(38.7)

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Three months ended	Twelve months ended
(in millions of dollars)	December 31, 2016	December 31, 2016	December 31, 2015
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by operating activities	$20.1	$64.3	$155.9
Capital expenditures for property and equipment	(3.0)	(16.4)	(32.3)
Proceeds from sale of property and equipment	6.1	9.8	1.8
Free cash flow, before acquisitions	$23.2	$57.7	$125.4

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Twelve months ended December 31,
(in millions of dollars)	2016		2015
Revenue:	$	%	$	%
Drilling Technologies	$139.5	23.7%	$298.3	27.7%
Subsea Technologies	88.4	15.0%	189.1	17.6%
Drilling & Subsea	227.9	38.7%	487.4	45.3%

Downhole Technologies	55.1	9.4%	106.5	9.9%
Stimulation and Intervention	72.3	12.3%	160.7	15.0%
Completions	127.4	21.7%	267.2	24.9%

Production Equipment	77.1	13.1%	145.9	13.6%
Valve Solutions	156.6	26.6%	174.5	16.3%
Production & Infrastructure	233.7	39.7%	320.4	29.9%
Eliminations	(1.4)	(0.1)%	(1.3)	(0.1)%
Total Revenue	$587.6	100.0%	$1,073.7	100.0%